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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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

                                                               Three Months Ended
                                                          ----------------------------
                                                          January 30,      January 31,
                                                              2000            1999
BASIC:

Net loss available for common stockholders                $ (550,000)      $ (403,000)
                                                          ==========       ==========

Weighted average number of common shares outstanding       5,830,000        5,816,000
                                                          ==========       ==========

Basic loss per common share                               $    (0.09)      $    (0.07)
                                                          ==========       ==========


DILUTED:

Net loss available for common stockholders                $ (550,000)      $ (403,000)
                                                          ==========       ==========

Weighted average number of common shares outstanding       5,830,000        5,816,000

Dilutive effect of stock options                              --               --
                                                          ----------       ----------

Weighted average number of shares outstanding              5,830,000        5,816,000
                                                          ==========       ==========

Diluted loss per common share                             $    (0.09)      $    (0.07)
                                                          ==========       ==========
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